  EXHIBIT 4

DIAMOND DISCOVERIES INTERNATIONAL CORP.

2005 STOCK INCENTIVE PLAN

The purpose of the Diamond Discoveries International Corp. 2005 Stock Incentive Plan (the “Plan”) is to provide (a) designated employees (including employees who are also officers or directors) of Diamond Discoveries International Corp. and its subsidiaries (the “Company”), (b) certain consultants and advisors to the Company, and (c) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options and nonqualified stock options (“Options”) and restricted stock awards (“Restricted Stock Awards”). Options and Restricted Stock Awards are collectively referred to herein as “Awards”).

1.  Administration.   The Plan will be administered by the compensation committee (the “Committee”) of the Board. If no compensation committee is appointed by the Board, all references in the Plan to the Committee shall be deemed to refer to the Board. The Committee shall have the sole authority to (a) determine the individuals to whom Awards shall be granted under the Plan, (b) determine the type, size, and terms of the Awards to be granted to each such individual, (c) determine the time when the Awards will be granted and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability, and (d) deal with any other matters arising under the Plan. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. None of the Board of Directors or any member thereof, the Committee or any member thereof, any officer or delegate of any of the foregoing (collectively, the “Exculpated Persons”), shall be liable to anyone for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan (collectively, the “Covered Acts”). Each Exculpated Person shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense, including without limitation reasonable attorneys’ fees, arising out of or resulting from any Covered Act to the fullest extent permitted by law, any indemnification agreement between any Exculpated Person and the Company, and/or under any applicable insurance coverage which may be in effect from time to time.

2.  Shares Subject to the Plan.   The aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued under the Plan is Thirty Five Million (35,000,000) shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If, and to the extent, Awards granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, the shares subject to such Awards shall again be available for purposes of the Plan.

3.  Eligibility for Participation.   All employees of the Company (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of Company securities in a capital-raising transaction. Employees, Key Advisors, and Non-Employee Directors who receive Awards under the Plan shall hereinafter be referred to as “Grantees.”

4.  Options.   Options granted under the Plan may be incentive stock options (“Incentive Stock Options”) or nonqualified stock options (“Nonqualified Stock Options”). All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors. The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee, provided however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted unless such Employee, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, in which event the Exercise Price per share shall be not less than 110% of the Fair Market Value of Company Stock on the date of grant. “Fair Market Value” per share shall be the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date. The Exercise Price of a Nonqualified Stock Option may be any price approved by the Committee and is not required to be Fair Market Value.

5.  Restricted Stock Awards.   The Committee may grant Restricted Stock Awards pursuant to the Plan. Restricted Stock Awards may be granted to Employees, Non-Employee Directors, and Key Advisors. Restricted Stock Awards shall be in any form the Committee deems appropriate, including but not limited to, stock for converted options, stock bonuses, and stock purchase rights. Each Restricted Stock Award shall be evidenced by a Grant Instrument. A Grantee’s right to retain a Restricted Stock Award may be subject to such restrictions, including, but not limited to, continuous employment by the Company for a specified period as the Committee deems appropriate. The Committee may, in its sole discretion, require different periods of employment and objectives with respect to different Grantees, different Restricted Stock Awards, or designated portions of a single Restricted Stock Award. Company Stock subject to a Restricted Stock Award shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, and may be free trading or may be subject to forfeiture until provided otherwise in the Grant Instrument or the Plan. Grants of Restricted Stock Awards shall be made at such cost to the Grantee as the Committee shall determine and may be issued in consideration for past services actually rendered to or for the benefit of the Company.

6.  Amendment and Termination of the Plan.   The Board may amend or terminate the Plan at any time; provided, however, that any amendment to the Plan that requires stockholder approval shall be submitted to a vote of stockholders in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, if such Section is applicable to the Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

7.  Administrative Provisions.

(a) Governing Document. The Plan and any Grant Instrument shall be the controlling document and shall govern the rights and obligations of the Company and the applicable Grantee. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(b) Rights of Participants. Nothing in the Plan shall entitle any Employee, Key Advisor or other person to any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

(c) Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a section, the content of the section shall control.

(d) Effective Date of the Plan. The Plan was adopted by the Board of Directors on September 22, 2005, and by the stockholders on effective November 14, 2005.

(e) Certain Awards. Nothing contained in the Plan shall be construed to (a) limit the right of the Committee to grant Awards under the Plan in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (b) limit the right of the Company to grant stock options or restricted stock awards or to grant stock appreciation rights, performance shares, dividend equivalent payments or other stock based awards or make other awards outside of the Plan. Without limiting the foregoing, the Committee may grant Awards to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option or restricted stock award made by such corporation. The Committee shall prescribe the provisions of the substitute Awards.

(f) Compliance with Law. The Plan, the grant and exercise of Awards, and the obligations of the Company to issue or transfer shares of Company Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any grant if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation.

(g) Withholding Taxes. The Committee shall adopt rules regarding the withholding of taxes due upon the exercise of Awards.

(h) Ownership of Stock. A Grantee or successor Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by an Award until the shares are issued or transferred to the Grantee or successor Grantee on the stock transfer records of the Company. Once an Award is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Award is exercised.

(i) Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware.

DIAMOND DISCOVERIES 2005 STOCK
INCENTIVE PLAN EXHIBIT A

DIAMOND DISCOVERIES INTERNATIONAL CORP.

COMMON STOCK PURCHASE OPTION

No. 2005-00_                                                                            Void _________, 200_

OPTION TO PURCHASE SHARES OF COMMON STOCK

THIS CERTIFIES THAT, for value received, __________________(along with any permitted transferees pursuant to Section 7, the “Holder”) can purchase ___________ shares (as adjusted pursuant to Section 3 hereof) of the fully paid and nonassessable Common Stock, $0.001 par value per share (each share, a “Option Share”), of Diamond Discoveries International Corp., a Delaware corporation (the “Company”), at an exercise price of $__ per Option Share (the “Exercise Price”) (as adjusted pursuant to Section 3), subject to the provisions and upon the terms and conditions hereinafter set forth.

1.  Method of Exercise; Payment.

(a)  Exercise. The Holder can exercise the purchase rights represented by this Option, in whole or in part, by surrendering this Option (with the notice of exercise form attached as Exhibit A, duly executed) at the Company’s principal office, and by paying the Company, by certified, cashier’s or other check acceptable to the Company or promissory note on terms and conditions satisfactory to the Company, an amount equal to the aggregate Exercise Price of the Option Shares being purchased, by the transfer and delivery to the Company of shares of its common stock having a Fair Market Value on the date of exercise of the Option at least equal to the option price, by authorization from the Company to retain from the total number of shares as to which the Option is exercised that number of shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the option is exercised or any combination thereof.

(b)  Reserved

(c)  Stock Certificates. In the event of any exercise of the rights represented by this Option, the Company will deliver (i) certificates for the Option Shares so purchased to the Holder within a reasonable time and, unless this Option has been fully exercised or has expired, (ii) a new Option representing the Option Shares with respect to which this Option will not have been exercised.

2.  Stock Fully Paid; Reservation of Shares. All of the Option Shares issuable upon the exercise of the rights represented by this Option will, upon issuance and receipt of the Exercise Price for such Option Shares, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to that issuance. During the period within which the rights represented by this Option may be exercised, the Company will at all times have authorized and reserved for issuance sufficient Option Shares to provide for the exercise of the rights represented by this Option.

3.  Adjustments. The number and kind of securities purchasable upon the exercise of this Option and the Exercise Price therefor will be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)  Reclassification. In case of any reclassification or change of the Option Shares (other than a change in par value, or as a result of a subdivision or combination), the Company will execute a new Option, providing that the Holder will have the right to exercise that new Option, and procure upon that exercise and payment of the same aggregate Exercise Price, in lieu of the Option Shares previously issuable upon exercise of this Option, the kind and amount of shares of stock, other securities, money and property receivable upon that reclassification or change, by a holder of an equivalent number of shares of Company common stock. That new Option will provide for adjustments that will be equivalent to the adjustments provided for in this Section 3. The provisions of this subsection 3(a) will similarly apply to successive reclassifications or changes.

(b)  Stock Splits, Dividends and Combinations. In the event that the Company will at any time subdivide the outstanding shares of Company common stock or will issue a stock dividend on its outstanding shares of Company common stock, the number of Option Shares issuable upon exercise of this Option immediately prior to such subdivision or to the issuance of that stock dividend will be proportionately increased, and the Exercise Price will be proportionately decreased, and in the event that the Company will at any time combine the outstanding shares of Company common stock, the number of Option Shares issuable upon exercise of this Option immediately prior to that combination will be proportionately decreased, and the Exercise Price will be proportionately increased, effective at the close of business on the date of that subdivision, stock dividend or combination, as the case may be.

(c)  Reserved.

(d)  Consolidation, Merger, or Sale. In the event the Company consolidates or merges with another corporation (other than a consolidation or merger in which the Company is the surviving entity and that does not result in any change in the Option Shares), or any sale or other transfer or disposition by the Company of all or substantially all of its assets to any other corporation, then the Holder will thereafter, upon exercise of this Option, be entitled to receive the number of Option Shares or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Holder would have been entitled upon such consolidation, merger, sale, or other disposition if this Option had been exercised immediately prior to such consolidation, merger, sale, or other disposition. In any such case, appropriate adjustment will be made in the application of the provisions set forth in this Option with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Option (including those relating to adjustments of the Exercise Price and the number of Option Shares issuable upon the exercise of this Option) will thereafter be applicable in relation to any shares or other property thereafter deliverable upon the exercise of this Option as if this Option had been exercised immediately prior to such consolidation, merger, sale, or other disposition and the Holder had carried out the terms of the exchange as provided for by such consolidation, or merger. The Company will not effect any such consolidation or merger unless, upon or prior to consummating it, the successor corporation will assume by written instrument the obligation to deliver to the Holder such shares of stock or other securities, cash, or property as the Holder will be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Option, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Option will terminate upon the earlier of the expiration of the Exercise Period and 60 days after the Company gives written notice to the Holder that such sale or other disposition has been consummated.

4.  Notice of Adjustments. Whenever the number of Option Shares purchasable under this Option or the Exercise Price is adjusted pursuant to Section 3, the Company will provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, how the adjustment was calculated, and the number and class of Option Shares that may be purchased and the Exercise Price therefor after giving effect to such adjustment.

5.  Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)  This Option and the Option Shares issuable upon exercise of this Option are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the “1933 Act”). Upon exercise of this Option, the Holder will, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Option Shares issuable upon exercise of this Option are being acquired for investment and not with a view toward distribution or resale.

(b)  The Holder understands that this Option and the Option Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempted from such registration. The Holder further understands that the Option Shares have not been registered under any applicable state securities laws.

(c)  The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Option and the Option Shares issuable upon exercise of this Option and of protecting its interests in connection therewith.

(d)  The Holder is able to bear the economic risk of the purchase of the Option Shares pursuant to the terms of this Option.

6.  Restrictive Legend.

The Option Shares (unless registered under the 1933 Act) will be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE SECURITIES LAWS.

7.  Restrictions Upon Transfer and Removal of Legend.

(a)  The Company need not register a transfer of this Option or Option Shares bearing the restrictive legend set forth in Section 6 of this Option unless the conditions specified in that legend are satisfied. The Company can also instruct its transfer agent not to register the transfer of the Option Shares, unless one of the conditions specified in the legend referred to in Section 6 of this Option is satisfied.

(b)  Notwithstanding the provisions of subsection (a) above, the Company must register a transfer of this Option or Option Shares without consideration by the Holder (i) to an affiliate of the Holder, (ii) if the Holder is a partnership or a limited liability company, to any current and former constituent partners, members and shareholders, (iii) if the Holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with the Holder, or (iv) if the Holder is an individual, by gift, will or intestate succession to (A) a transferee or assignee who is a spouse, lineal descendant, father, mother, brother or sister (each, a “Family Member”) of the Holder or (B) to a trust, the beneficiaries of which are exclusively the Holder and/or Family Members, provided, in each case, that: (y) the Company is, within a reasonable time after that transfer, furnished with written notice of the name and address of that transferee or assignee and the number of Option Shares under this Option that are being assigned; and (z) that transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Option to the same extent as if that transferee were the original Holder of this Option.

8.  Rights of Shareholders. No Holder will be entitled, as a Holder, to vote or receive dividends or be deemed the holder of the Option Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor will anything contained herein be construed to confer upon the Holder, as a Holder, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Option will have been exercised and the Option Shares issuable upon the exercise of this Option will have become deliverable, as provided in this Option.

9.  Expiration of Option. The terms and provisions of this Option will terminate and expire and this Option will no longer be exercisable on the 36 month anniversary of the date hereof.

10.  Notices. All notices and other communications required or permitted hereunder will be in writing, will be effective when given, and will in any event be deemed to be given upon receipt or, if earlier, (a) on the date shown on the return receipt, if sent by first class mail, postage prepaid, return receipt requested, (b) upon delivery, if delivered by hand, (c) on the date of receipt shown in the courier’s documentation, if sent by Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission with confirmation of receipt, if delivered by facsimile transmission with copy by first class mail, postage prepaid, return receipt requested, and will be addressed

(i) if to the Holder, at

Attn.:
Fax.: ()-

and (ii) if to the Company, at
804 - 750 West Pender Street
Vancouver, BC, Canada V6C 2T7
Attn.: Chief Executive Officer
Fax.: (604) 685-6905

or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

11.  Governing Law. This Option and all rights, obligations and liabilities arising herein shall be construed and governed by the substantive Law of the state of New York, without giving effect to the principles of conflicts of law thereof.

12.  Interpretation. References to “Section” and “Exhibit” are to the Sections and Exhibits respectively of this Option.

13.  Amendment; Integration; Waiver. This Option may not be amended without a written agreement signed by both parties. This Option contains the entire agreement of the parties hereto and supercedes any prior agreements and understanding of the parties hereto, written or oral, with respect to this subject matter. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

Issued this __ day of _________, 200_.

DIAMOND DISCOVERIES INTERNATIONAL CORP.

By:	/s/

EXHIBIT A

NOTICE OF EXERCISE

TO:	Diamond Discoveries International Corp. 804 - 750 West Pender Street Vancouver, BC, Canada V6C 2T7

1.  The undersigned hereby elects to purchase __________ Option Shares pursuant to the terms of the attached Option.

2.  The undersigned tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.  Please issue a certificate or certificates representing said Option Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.  The undersigned hereby represents and warrants that the aforesaid Option Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 6 of the attached Option are true and correct as of the date hereof.

(Signature)
Title
(Date)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Option)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Option to purchase ____________ Option Shares to which the attached Option relates, and appoints ______________ Attorney to transfer such right on the books of [_____________], with full power of substitution in the premises.

Dated: ____________________

(Signature must conform in all respects to name of Holder as specified on the face of the Option)

(Address)

Signed in the presence of:
____________________________

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